EXHIBIT 23
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                CONSENT OF LAZAR, LEVINE & FELIX LLP

            We consent to the incorporation by reference of our report dated December 11, 2003 (June 3, 2005 as to the effects of the restatement discussed in Note 4) with respect to the consolidated financial statements and notes thereto of Touchstone Applied Science Associates, Inc. included in its Annual Report (Form 10-KSB) for the fiscal year ended October 31, 2003 filed with the Securities and Exchange Commission into (i) the Company's Registration Statement on Form S-3 (SEC File No. 333-27659), (ii) the Company's Registration Statement on Form S-8 (SEC File No. 333-
424), (iii) the Company's Registration Statement on Form S-3 (SEC File No. 333-75377), (iv) the Company's Registration Statement on Form S-8 (SEC File No. 333-110156), and (v) the Company's Registration Statement on Form S-8 (SEC File No. 333-110157).

LAZAR, LEVINE & FELIX LLP
New York, New York
June 13, 2005